EXHIBIT 11
                                                                      ----------


                     CALCULATION OF WEIGHTED AVERAGE SHARES
                      OUTSTANDING FOR NET INCOME PER SHARE



                                                        THREE MONTHS ENDED
                                                             MARCH 31,
                                                        2001           2002
                                                    ------------   ------------
EARNINGS:

Net Income ........................................ $    155,483   $    155,483
                                                    ============   ============

SHARES:

Weighted Average Number of Common Shares
   Outstanding.....................................   10,279,780     10,392,550
                                                    ------------   ------------
Average Common Shares Outstanding and Equivalents..   10,514,364            n/a
                                                    ============   ============

Net Income Per Share-Basic......................... $       0.02   $      (0.13)
                                                    ============   ============
Net Income Per Share-Diluted....................... $       0.01   $        n/a
                                                    ============   ============